Exhibit 10.19

HUMACYTE, INC.

2015 OMNIBUS INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to employees, directors and consultants and to promote the success of the business of Humacyte, Inc. (the “Company”). This Plan is intended to replace the Humacyte, Inc. 2005 Stock Option Plan (the “Prior Plan”). The Prior Plan shall be terminated and replaced and superseded by this Plan on the date on which this Plan is approved by the Company’s stockholders (unless terminated earlier), except that any awards granted under the Prior Plan shall remain in effect pursuant to their terms.

2. Definitions. The following definitions shall apply as used herein and, except as defined otherwise in an Award Agreement, in the Award Agreements.

“Administrator” means the Board and any Committee or individual appointed to administer the Plan under Section 4.

“Award” means an award described in Section 6.

“Award Agreement” means the written agreement evidencing the grant of an Award, including any amendments thereto.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means any committee that is composed of at least two members of the Board.

“Common Stock” means the common stock of the Company.

“Company” means Humacyte, Inc., a North Carolina corporation, or any successor entity.

“Consultant” means any person other than an Employee or a Director (solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Subsidiary to render consulting or advisory services.

“Corporate Transaction” means any of the following transactions:

(i)	any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than any person who currently owns more than a majority of the Company’s Common Stock, becoming the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board will not be considered a Corporate Transaction;

(ii)	a consolidation or merger of the Company with or into another entity, unless the stockholders of the Company immediately before such consolidation or merger own, directly or indirectly, a majority of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such consolidation or merger;

(iii)	individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of the Plan, be considered as a member of the Incumbent Board.

(iv)	the sale of all or substantially all of the assets of the Company; or

(v)	the liquidation, dissolution or winding up of the entity.

For the avoidance of doubt, a transaction will not constitute a Corporate Transaction if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

“Director” means a member of the Board or the board of directors of any Subsidiary.

“Effective Time” shall have the meaning set forth in Section 13.

“Employee” means an employee of the Company or any Subsidiary (including a Director who is also an employee).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)	if the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)	if the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)	if neither (i) nor (ii) above applies, the fair market value determined by the Board using any measure of value that the Board determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Section 409A of the Code, except as the Board may expressly determine otherwise.

“Grantee” means an individual who receives an Award.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Option” means an option to purchase Shares.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Plan” means this Humacyte, Inc. 2015 Omnibus Incentive Plan, as such may be amended or restated from time to time.

“Restricted Stock” means Shares issued under the Plan subject to restrictions determined by the Administrator and set forth in the applicable Award Agreement.

“Restricted Stock Units” means an Award based on the value of Common Stock that is an unfunded and unsecured promise to deliver Shares, cash, or other property upon the attainment of specified vesting or performance conditions, as determined by the Administrator and set forth in the applicable Award Agreement.

“SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as determined by the Administrator and set forth in the applicable Award Agreement, measured by appreciation in the value of Common Stock.

“Securities Act” means the Securities Act of 1933, as amended.

“Service Provider” means an Employee, Director, or Consultant.

“Share” means a share of Common Stock.

“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Unrestricted Stock” means Shares issued under the Plan that are not subject to vesting, forfeiture or similar restrictions pursuant to the applicable Award Agreement. For the sake of clarity, Shares that are only subject to restrictions on transfer, right of first refusal, market stand-off and other similar restrictions shall not, by virtue of such restrictions, be deemed to be “Restricted Stock.”

3. Stock Subject to the Plan.

(a) Reserved Shares. Subject to the provisions of Sections 12 and 13, below, (i) the maximum aggregate number of Shares which may be issued pursuant to all Awards is 12,000,000 Shares, and (ii) the maximum aggregate number of Shares which may be issued pursuant to Incentive Stock Options is 12,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Shares Returned to Plan. Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited or repurchased by the Company, such Shares shall become available for future grant under the Plan. To the extent not prohibited by applicable law, any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price or (ii) in satisfaction of tax withholding obligations incident to the exercise of an Award shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Administrator; provided, however, that in no event shall such Shares be added to the then-current number of Shares that may be issued pursuant to Incentive Stock Options. An award issued under the Prior Plan that remains outstanding after the Prior Plan terminates shall be treated as an Award for purposes of this subsection (b), and, accordingly, Shares may be returned to this Plan in connection with such award.

(c) Individual Award Limits. Subject to adjustment as provided in Section 12, the following limits apply:

(i) in the case of Awards that are settled in Shares, the maximum aggregate number of Shares with respect to which Awards (other than Options and SARs) may be granted under the Plan to any individual in any fiscal year of the Company shall be 3,000,000;

(ii) the maximum aggregate number of Shares subject to Options granted in any one fiscal year to any individual shall be 3,000,000;

(iii) the maximum aggregate number of Shares subject to SARs granted in any one fiscal year to any individual shall be 3,000,000;

(iv) in the case of Awards that are settled in cash based on the Fair Market Value of Common Stock, the maximum aggregate amount of cash that may be paid pursuant to Awards granted under the Plan to any individual in any fiscal year of the Company shall be equal to the per share Fair Market Value as of the relevant vesting, payment or settlement date multiplied by the number of Shares described in the preceding clause; and

(v) in the case of all Awards other than those described in clause (iv), the maximum aggregate amount of cash and other property (valued at its fair market value) other than Shares that may be paid or delivered pursuant to Awards under the Plan to any individual in any fiscal year of the Company shall be $5 million.

4. Administration of the Plan.

(a) Administration by the Board. Subject to Sections 4(b) and 4(c), the Plan will be administered by the Board. The Board shall have authority to grant Awards and determine recipients and terms thereof, to determine Fair Market Value, and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board shall have full discretionary authority to construe and interpret the terms of the Plan and any Award Agreements entered into under the Plan and to determine all facts necessary to administer the Plan and any Award Agreements. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan that is made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more Committees. All references in the Plan to the “Administrator” shall mean the Board or a Committee of the Board or the officers referred to in subsection (c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. To the extent permitted by applicable law, the Administrator may delegate to one or more officers of the Company the power to grant Awards, subject to any limitations under the Plan, to employees or officers of the Company or any of its present or future subsidiary corporations, and to exercise such other powers under the Plan as the Board may determine, provided, that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of Shares (as defined below) subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to himself or herself.

(d) Indemnification. In addition to such other rights of indemnification as they may have, members of the Board and any Committee (and any individuals to whom authority to act for the Board is delegated) shall be defended and indemnified by the Company to the extent permitted by law against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct. Upon the institution of any such action, suit, or proceeding, any such indemnified person against whom a claim is made shall notify the Company in writing and give the Company the opportunity, within thirty (30) days after such notice and at its own expense, to handle and defend the same before such indemnified person undertakes to handle it on his or her own behalf.

5. Eligibility for Awards. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees.

6. Types and Terms of Awards.

(a) General. Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Stock, (iv) Restricted Stock Units, (v) Unrestricted Stock, and (vi) cash incentive awards.

(b) Conditions of Awards. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, restrictions and restriction periods, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The Administrator may determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment of the Grantee. All of the terms and conditions of an Award shall be set forth in the applicable Award Agreement.

(c) Discretion of Administrator. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Administrator need not treat Grantees uniformly.

7. Options and SARs.

(a) General. The Administrator may grant Options and SARs under the Plan and determine the number of Shares to be covered by each Option and/or SAR, the exercise price and such other terms, conditions and limitations applicable to the exercise of each Option and/or SAR, as it deems necessary or advisable. Subject to Section 7(g), Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(b) Exercise Price. The exercise price per Share subject to an Option or SAR shall be determined by the Administrator at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant. If an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or Parent of the Company, and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option shall not be less than 110% of the Fair Market Value on the grant date. Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above as a substitution for a stock option or stock appreciation right in accordance with and pursuant to Section 424 of the Code, in the case of an Incentive Stock Option, and pursuant to Section 409A of the Code, in the case of a Non-Qualified Stock Option.

(c) Term of Options and SARs. The term of each Option and SAR shall be fixed by the Administrator and set forth in the Award Agreement; provided, however, that no Option or SAR shall be exercisable more than ten (10) years after the date of grant. If an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or Parent of the Company, and an Incentive Stock Option is granted to such Employee, the term of such Option shall be no more than five (5) years from the date of grant. In the case of an Incentive Stock Option, the term of the Option shall expire no later than three (3) months after the Employee ceases to be an Employee, except that, if an Employee ceases to be an Employee because of a disability or the Employee dies while the Option is outstanding, the term of the Option shall expire no later than one year after the Employee becomes disabled or dies.

(d) Exercisability; Rights of a Stockholder. Options and SARs shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator and set forth in the Award Agreement; provided, however, that the Administrator may at any time accelerate the exercisability of all or any portion of any Option or SAR. A Grantee shall have the rights of a stockholder only as to Shares acquired upon the exercise of an Option or SAR and not as to Shares underlying an unexercised Option or SAR.

(e) Exercise of Options and SARs. Options and SARs may be exercised by delivery to the Company of a written notice of exercise in such form of notice (including electronic notice) and manner of delivery as is specified by the Administrator, together with payment in full as specified in subsection (e) for the number of Shares for which the Option or SAR is exercised. Shares subject to the Option will be delivered by the Company as soon as practicable following exercise. An Option may not be exercised for a fraction of a Share.

(f) Payment Upon Exercise. No Shares shall be delivered pursuant to any exercise of an Option or SAR until payment in full of all required tax withholding, and in the case of an Option, the aggregate exercise price. Payment may be made either by certified or bank check, or such other means as the Administrator may accept. As determined by the Administrator, in its sole discretion, at or after grant, payment in full or in part may be made in the form of previously acquired Shares based on the Fair Market Value on the date of exercise. Subject to the approval of the Administrator, Options may be exercised pursuant to such cashless exercise procedures as may be approved and implemented by the Administrator from time to time, including without limitation pursuant to broker-assisted exercise transactions and/or net exercise procedures.

(g) Annual Limit on Incentive Stock Options. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Grantee during any calendar year (under all plans of the Company and any Subsidiary or Parent) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. For purposes of this Section 7(g), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(h) Early Exercise. The Award Agreement for an Option or SAR may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Option prior to full vesting. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or any Subsidiary or Parent or to any other restriction the Administrator determines to be appropriate.

8. Restricted Stock, Restricted Stock Units, Unrestricted Stock, and Cash Incentives.

(a) General. The Administrator shall determine the terms and conditions of each Award Agreement for Restricted Stock, Restricted Stock Units and Unrestricted Stock. Subject to the terms of the Plan, Award Agreements for Restricted Stock and Restricted Stock Units shall include such restrictions as the Administrator may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Administrator may deem appropriate.

(b) Stock Certificates. The Company may require that any stock certificates issued in respect of Shares of Restricted Stock shall be deposited in escrow by the Grantee, together with a stock power endorsed in blank, with the Company (or its designee). Following the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Grantee or if the Grantee has died, to the beneficiary designated, in a manner determined by the Administrator, by a Grantee. In the absence of an effective designation by a Grantee, the designated beneficiary shall be the Grantee’s estate.

(c) Forfeiture and the Option to Purchase. Except as otherwise determined by the Administrator, upon a Grantee’s termination of employment or service (as determined under criteria established by the Administrator) for any reason during the applicable restriction period, the Company (or its designee) shall have the right, but shall not be obligated, to repurchase all or part of Shares of Restricted Stock still subject to restriction at their issue price or other stated or formula price (or to require forfeiture of such Shares if issued at no cost) from the Grantee.

(d) Cash Incentives. The Company, in its discretion and subject to the provisions of the Plan, may grant other cash incentive awards.

9. General Provisions Applicable to Awards.

(a) Transferability of Awards. Except as the Administrator may otherwise determine or provide in an Award Agreement, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or to the extent required by law. References to a Grantee, to the extent relevant in the context, shall include references to authorized transferees.

(b) Withholding. The Grantee must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Shares under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Grantee must pay the Company the full amount, if any, required for withholding or, if permitted by the Administrator in its discretion, have a broker tender to the Company cash equal to the withholding obligations. If provided for in an Award or approved by the Administrator in its sole discretion, a Grantee may satisfy such tax obligations in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that except as otherwise provided by the Administrator, the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(c) Amendment of Awards. The Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Grantee’s consent to such action shall be required unless (A) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Grantee’s rights under the Plan or (B) the change is permitted under Section 12 or 13 hereof.

10. Performance Awards.

(a) General. Any Award may be granted as an Award that satisfies the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code. The performance goals must be established by a “Compensation Committee” comprised solely of two or more outside directors, within the meaning of Treas. Reg. § 1.162-27(e)(3)(i), and may be for the Company, or a Subsidiary, Parent, affiliate or other Company operating unit or department, or a combination of such units or departments. The performance goal shall be based on one or more performance criteria selected by the Compensation Committee. With the exception of any Option or SAR, an Award that is intended to satisfy the requirements of a performance-based Award shall be so designated at the time of grant.

(b) Performance Criteria. In the case of Awards intended to qualify as performance-based Awards, the performance criteria shall be selected only from among the following, with respect to the Company, a Parent, a Subsidiary, or, where applicable, a business unit of any such entity: (i) revenue growth; (ii) earnings before interest, taxes, depreciation, and amortization; (iii) earnings before interest and taxes; (iv) income (including operating income or income before consideration of certain factors, such as overhead); (v) pre- or after-tax income; (vi) earnings per share; (vii) cash flow; (viii) cash flow per share, (ix) return on equity or assets, (x) the Fair Market Value of Common Stock, (xi) the Company’s total shareholder return (stock price appreciation plus reinvested dividends) relative to a defined comparison group or target over a specific performance period, or (xii) any combination of the goals set forth in (i) through (xi) above. The Compensation Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of the performance criteria specified in this Section 10.

(c) Application to Options and SARs. Notwithstanding anything contained in this Section 10 to the contrary, Options and SARs need not satisfy the specific performance criteria described in this Section 10 in order to qualify as performance-based Awards under this Section 162(m) of the Code.

(d) Time for Establishing Performance Goals. The specific performance goal(s) and the applicable performance criteria must be established by the Compensation Committee in advance of the deadlines applicable under Section 162(m) of the Code and while the achievement of the performance goal(s) remains substantially uncertain.

(e) Committee Certification and Payment of Awards. Before any performance-based Award (other than Options and SARs) is paid, the Compensation Committee must certify in writing (by resolution or otherwise) that the applicable performance goal(s) and any other material terms of the Award have been satisfied.

(f) Terms and Conditions of Awards; Committee Discretion to Reduce Performance Awards. The Compensation Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with, and subject to, the terms of the Plan and Section 162(m) of the Code, on the payment of individual Awards under this Section 10. To the extent set forth in an Award Agreement, the Compensation Committee may reserve the right to adjust the amount payable in accordance with any standards or on any other basis (including the Compensation Committee’s discretion), as the Compensation Committee may determine; provided, however, that, in the case of Awards intended to qualify as performance-based Awards, such adjustments shall be prescribed in a form that meets the requirements of Section 162(m) of the Code.

(g) Adjustments for Material Changes. To the extent the Compensation Committee makes adjustments in accordance with Section 12 or Section 13 that affect Awards intended to be performance-based Awards under this Section 10, such adjustments shall be prescribed in a form that meets the requirements of Section 162(m) of the Code.

11. Conditions Upon Issuance of Shares.

(a) General. If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under applicable laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award Agreement shall be suspended until the Administrator determines that such delivery is lawful, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

(b) Securities Law Compliance. As a condition to the exercise of an Award or the receipt of Shares pursuant to an Award, the Company may require (i) the person exercising such Award to make such representations and agreements as the Company may consider appropriate (A) to avoid violation of the Securities Act and (B) to agree to market standoff obligations in connection with any public offering of Shares of the Company, and (iii) that the certificates evidencing such Shares bear appropriate legends restricting transfer.

(c) Repurchase Rights. Except to the extent determined otherwise by the Administrator, until such time as the Common Stock is first registered under Section 12 of the Exchange Act, the Company shall have the right of first refusal with respect to any proposed disposition by the Grantee (or any successor in interest) of any Shares issued under the Plan. Such right of first refusal shall be exercisable in accordance with the terms established by the Administrator and set forth in the document evidencing such right.

12. Adjustments. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination or exchange of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Shares other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of securities and exercise price per Share of each outstanding Option and SAR, (iii) the number of Shares subject to and the repurchase price per Share subject to each outstanding Restricted Stock Award and Restricted Stock Unit Award, and (iv) the terms of each other outstanding Award shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Administrator; provided, however, that each adjustment to Non-Qualified Stock Options shall satisfy the requirements of Treas. Reg. § 1.409A-1(b)(5)(v)(D) (or any successor regulation) and each adjustment to Incentive Stock Options shall satisfy the requirements of Treas. Reg. § 1.424-1 (or any successor regulation).

13. Corporate Transactions. The Administrator may provide, in its discretion, with respect to the treatment of each outstanding Award (either separately for each Award or uniformly for all Awards), upon the consummation of a Corporate Transaction (such time to be referred to as the “Effective Time”), for any of the following:

(a) any or all outstanding Options and SARs shall become vested and immediately exercisable, in whole or in part;

(b) any or all outstanding Restricted Stock or Restricted Stock Units shall become non-forfeitable, in whole or in part;

(c) any or all outstanding Options and SARs shall be cancelled in exchange for substitute stock options in a manner consistent with the requirements of Treas. Reg. § 1.409A-1(b)(5)(v)(D) (or any successor regulation), in the case of a Non-Qualified Stock Option, and Treas. Reg. §1.424-1(a) (or any successor regulations), in the case of an Incentive Stock Option;

(d) any Option shall be cancelled in exchange for cash and/or other substitute consideration with a value equal to (A) the number of Shares subject to that Option, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Corporate Transaction and the exercise price of that Option; provided, that if the Fair Market Value per Share on the date of the Corporate Transaction does not exceed the exercise price of any such Option, the Administrator may cancel that Option without any payment of consideration therefor; or

(e) any Restricted Stock or Restricted Stock Units shall be cancelled in exchange for restricted stock of or restricted stock units in respect of the capital stock of any successor corporation;

(f) any Restricted Stock shall be redeemed for cash and/or other substitute consideration with a value equal to the Fair Market Value of an unrestricted Share on the date of the Corporate Transaction;

(g) any Restricted Stock Unit shall, subject to Section 17, be cancelled in exchange for cash and/or other substitute consideration with a value equal to the Fair Market Value per Share on the date of the Corporate Transaction.

14. Effective Date and Term of Plan; Stockholder Approval.

(a) Adoption of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years from the date of adoption unless sooner terminated.

(b) Stockholder Approval. No Option or SAR granted under the Plan may be exercised, no Shares shall be issued under the Plan, and no Restricted Stock Unit shall be settled, until the Plan is approved by the Company’s stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board’s adoption of the Plan, then all Awards previously granted under the Plan shall terminate and cease to be outstanding, and no further Awards shall be granted under the Plan.

15. Amendment, Suspension or Termination of the Plan.

(a) General. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan, in whole or in part; provided that the Board shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with applicable law, rule or regulation. In addition, in no event shall an amendment increase the maximum number of shares of Common Stock with respect to which Awards may be granted under the Plan without stockholder approval.

(b) Limitation on Grants of Awards. No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No Effect on Outstanding Awards. Except as set forth in Section 14(b), no suspension or termination of the Plan shall adversely affect any rights under Awards outstanding at the time of such suspension or termination.

16. No Employment or Services Rights. The Plan shall not confer upon any Grantee any right to employment or service with the Company or any Subsidiary or Parent, nor shall it interfere in any way with the right of the Company or any Subsidiary or Parent to terminate the Grantee’s employment or service at any time.

17. Compliance with Code Section 409A. It is intended that the provisions of the Plan comply with Section 409A of the Code (“Section 409A”), and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. If an Award that is subject to Section 409A is payable upon a Corporate Transaction which is not a permissible payment event or time (as described in Treas. Reg. § 1.409A-3) then, for purposes of payment of such Award, no Corporate Transaction shall be deemed to have occurred with respect to that Award unless and until there occurs a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company (within the meaning in accordance with Treas. Reg. § 1.409A-3(i)(5)). To the extent required or advisable to avoid a violation of Section 409A, no discretion to require payment of an Award that is subject to Section 409A upon a Corporate Transaction shall be exercised if not set forth in writing by the time required under Section 409A. If an Award is subject to Section 409A, any payment made to a Grantee who is a “specified employee” of the Company or any Subsidiary shall not be made before such date as is six months after the Grantee’s “separation from service” to the extent required to avoid the adverse consequences of Section 409A of the Code. For purposes of this Section 17, the terms “separation from service” and “specified employee” shall have the meanings set forth in Section 409A and the applicable Treasury regulations. Nothing in this Plan or in an Award Agreement shall be interpreted or construed to transfer any liability for any tax (including a tax or penalty due as a result of a failure to comply with Section 409A) to the Company or to any other individual or entity, and the Company shall have no liability to a Grantee, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant.

18. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

19. Severability. If any provision of the Plan or any Award is, becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Grantee, such provision shall be construed or deemed amended to conform with applicable laws, or if the provision cannot be so construed or deemed amended without, in the sole discretion of the Administrator, materially altering the intent of the Plan or the Award, such provision shall be severed as to the jurisdiction or Grantee and the remainder of the Plan and any such Award shall remain in full force and effect.

20. Governing Law. The validity and construction of the Plan and any Award Agreements thereunder shall be governed by the laws of the State of North Carolina, excluding any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of any provision of the Plan or an Award Agreement to the substantive law of another jurisdiction.